Exhibit (h)(1)(d) Appendix A to the Fund Accounting and Administration Agreement

APPENDIX A AS OF MAY 1, 2008

TO THE FUND ACCOUNTING AND ADMINISTRATION AGREEMENT

Forward Asia Ex-Japan Equities Fund6

Forward Banking and Finance Fund2

Forward Eastern Europe Equities Fund6

Forward Emerging Markets Fund1

Forward Growth Fund2

Forward International Equity Fund1

Forward International Fixed Income Fund5

Forward International Small Companies Fund1

Forward Large Cap Equity Fund3

Forward Legato Fund1

Forward Long/Short Credit Analysis Fund4

Forward Mini-Cap Fund1

Forward Opportunities Fund2

Forward Progressive Real Estate Fund1

Forward Small Cap Equity Fund1

Sierra Club Equity Income Fund1

Sierra Club Stock Fund1

[1]	This Agreement applies to these Funds as of March 1, 2006

[2]	This Agreement applies to these Funds as of September 12, 2005

[3]	This Agreement applies to this Fund as of September 8, 2006

[4]	This Agreement applies to this Fund as of December 7, 2006

[5]	This Agreement applies to this Fund as of September 11, 2007

[6]	This Agreement applies to this Fund as of November 13, 2007